UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MYOMO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2021

Dear Myomo Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Myomo, Inc. (the “Company”) to be held on Wednesday, June 9, 2021 at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/ MYO and register to attend the meeting.

At this year’s virtual Annual Meeting, our stockholders will be asked to: (1) elect the nominees for Class I director who are named in the Proxy Statement; (2) ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve an amendment to our certificate of incorporation to decrease our authorized number of capital stock; and (4) transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof). The Board of Directors unanimously recommends that you vote FOR the election of the director nominees, FOR the ratification of the appointment of Marcum LLP and FOR the approval of the amendment to our certificate of incorporation.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxydocs.com/MYO. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2020. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the virtual meeting, please carefully review the proxy materials and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote during the meeting if you decide to attend the virtual Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of and continued interest in Myomo.

Sincerely,

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

137 Portland St., 4th Floor

Boston, MA 021114

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2020

Notice is hereby given that Myomo, Inc. will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 9, 2021 at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/MYO and register to attend the meeting. You must register prior to the registration deadline of June 4, 2021 at 5:00 p.m. Eastern Time. The Annual Meeting will be held to accomplish the following purposes:

•

elect two Class I directors, namely Thomas A. Crowley and Milton M. Morris, to hold office until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

•	ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•

approve an amendment to our certificate of incorporation to decrease our authorized number of capital stock to 65,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock; and

•	transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 15, 2021 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 15, 2021 or hold a valid proxy for the Annual Meeting. In order to attend, you must register in advance. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2021 Annual Meeting in person.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2020. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2020. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on the proxy card regarding your voting options. You may vote at the virtual Annual Meeting, by submitting your proxy via the Internet, by mail or by telephone.

By Order of the Board of Directors,

Paul R. Gudonis

President and Chief Executive Officer

Boston, MA

April 28, 2021

Important Notice Regarding the Availability of Proxy Materials for the Myomo 2021 Annual Meeting of Stockholders to Be Held on June 9, 2021: The Notice of 2020 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxydocs.com/MYO. In order to attend the virtual annual meeting, you must register in advance at www.proxydocs.com/MYO prior to the registration deadline of June 4, 2021 at 5:00 p.m. Eastern Time. You will not be able to attend the 2021 Annual Meeting in person.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2021

GENERAL INFORMATION

Our board of directors has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the board of directors’ solicitation of proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting will be held at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholders meeting held at www.proxydocs.com/MYO. We made this Proxy Statement available to stockholders beginning on April 28, 2021.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2021.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 9, 2021: This proxy statement, the accompanying proxy card or voting instruction card and our 2020 Annual Report on Form 10-K are available at www.proxydocs.com/MYO.

In this Proxy Statement the terms the “Company,” “we,” “us,” and “our” refer to Myomo, Inc. The mailing address of our principal executive offices is Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114.

Record Date:	April 15, 2021

Quorum:	A majority of the shares of outstanding stock entitled to vote on the record date must be present in person, by remote communication, if applicable or represented by proxy duly authorized to constitute a quorum.

Shares Outstanding:	5,604,009 shares of common stock outstanding as of April 15, 2021.

Voting:	There are four ways a stockholder of record can vote:

(1)	By Proxy over the Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you requested to receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2)	By Telephone: If you requested to receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3)	By Mail: If you requested to receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)	During the Meeting: If you are a stockholder as of the record date, you may vote during the virtual Annual Meeting by following the instructions available at www.proxydocs.com/ MYO. Submitting a proxy will not prevent stockholders from attending the virtual Annual Meeting, revoking their earlier-submitted proxy, and voting during the meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 8, 2021. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the virtual Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Corporate Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the virtual Annual Meeting:

For Proposal One, the election of Class I directors, the nominees receiving the highest number of affirmative votes entitled to vote and cast will be elected as directors.

For Proposal Two, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

For Proposal Three, an affirmative vote of a majority of the outstanding shares of our common stock is required to approve an amendment to our certificate of incorporation to decrease our authorized number of capital stock described in Proposal Three.

Effect of Abstentions and Broker Non-Votes	Abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have effect of a vote against the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions have the effect of a vote against the proposed amendment to our certificate of incorporation to decrease our authorized number of capital stock.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Marcum LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote. Broker non-votes have the effect of a vote against the proposed amendment to our certificate of incorporation to decrease our authorized number of capital stock.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote in accordance with the recommendations of our board of directors as described herein: for the election of the nominees for Class I director, for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and for the proposed amendment to our certificate of incorporation to decrease our authorized number of shares of capital stock. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company	We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Householding	Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2020, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: Investor Relations, or call (646) 863-6274, or email IR@myomo.com.

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE ELECTION OF CLASS I DIRECTORS

Number of Directors; Board Structure

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors currently consists of four members. Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the 2022 Annual Meeting. The term of the Class III directors expires at the 2023 Annual Meeting and the term of the Class I directors expires at the Annual Meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

The following presents our current directors, their respective term on the board of directors, ages and positions as of April 15, 2021:

Name	Age	Position
Directors whose terms will expire at the 2021 Annual Meeting and Director Nominee
Thomas A. Crowley, Jr.(1)(2)(3)	74	Director
Milton M. Morris(4)	51	Director nominee
Directors whose terms will expire at the 2022 Annual Meeting
Amy Knapp(1)(2)(3)	65	Director
Directors whose terms will expire at the 2023 Annual Meeting
Thomas F. Kirk(1)(2)(3)	75	Lead Independent Director
Paul R. Gudonis	67	President, Chief Executive Officer and Chairman of the Board of Directors

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Our board of directors has determined to nominate Mr. Morris for election as a Class I director in connection with the Annual Meeting.

Nominees

Based on the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Thomas A. Crowley and Milton Morris for election as Class I directors to serve for a three-year term ending at the 2024 annual meeting or until his successor is elected and qualified. Thomas A. Crowley is a current member of our board of directors and each of the nominees has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of the nominee. If a nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may not vote for a substitute nominee and instead leave a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board of directors. We have no reason to believe that the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES.

The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom the board of directors has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the NYSE American (“NYSE American”). The Company has determined that, with the exception of Mr. Gudonis, our President and Chief Executive Officer, all of our other directors qualify as “independent” directors. We have also determined that Dr. Morris, as director-nominee, qualify as an “independent” director if elected to serve.

Nominees for Election for a Three-Year Term Ending at the 2024 Annual Meeting

Thomas A. Crowley, Jr. has been a member of our board of directors since March 2012. Mr. Crowley is currently Chief Executive Officer of Vertical Spine, LLC and has served on its board of directors since July 2011. He has also served on the board of Cascade Medical Enterprises, LLC since January 2008. He also served as Chairman of Core Essence Orthopedics, Inc. from March 2011 until March 2012. Mr. Crowley was a board member of Aircast, LLC from September 2003 until May 2006 and was a board member of and Freedom Innovations from March 2011 until June 2013, and member of the Corporate Advisory Council and American Society for Surgery of the Hand from January 2010 and December 2011, respectively. Prior to his current role, Mr. Crowley was also President of Small Bone Innovations, Inc. from February 2008 until February 2011. He also served as Managing Director—Healthcare Investment Banking at Friedman Billings Ramsey from September 2006 until January 2008. Mr. Crowley holds a BA from Fairfield University, an MS from Columbia University School of Business and is a Graduate, U.S. Army Command and General Staff College, Ft. Leavenworth, KS. We believe Mr. Crowley’s executive experience, and his financial, investment and management experience provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Milton M. Morris, Ph.D. has been nominated to serve on our board of directors and is currently President and Chief Executive Officer of Neuspera, a clinical stage privately held company. Dr. Morris joined Neuspera in July 2015. Since then, Neuspera has experienced steady growth and progress towards the commercialization of its ultraminiaturized neurostimulators. Prior to joining Neuspera, Dr. Morris was the Sr. Vice President of Research & Development and Emerging Therapies at Cyberonics (now LivaNova) from January 2009 to December 2014, where he assembled and led an R&D team that pioneered the first closed-loop vagus nerve stimulation device for Epilepsy. Dr. Morris was employed by Guidant Corporation and its successor, Boston Scientific Corporation from August 1996 to August 2007. During his tenure, he held several positions, including Principal Research Scientist; Director, Research & Development; and Director, Marketing where he served as the Arrhythmia Franchise leader with responsibilities for both the implantable pacemaker and defibrillator businesses for the Cardiac Rhythm Management division of Boston Scientific. Prior to joining Guidant, Dr. Morris spent five years working as a Research Assistant in the Medical Computing Laboratory at the University of Michigan

in collaboration with the electrophysiology group at the University of Michigan hospital and the Michigan Heart and Vascular Institute. During this period, Dr. Morris was awarded fellowships from the National Science Foundation (NSF) and the National Institutes of Health (NIH) in support of his research on the development of novel approaches to low power arrhythmia classification algorithms designed for implantable defibrillators. Dr. Morris is named as an inventor on over 30 patents and an author on 20 peer reviewed publications, book chapters, abstracts and scientific presentations. Dr. Morris serves as a Trustee for Northwestern University and as a Fellow in the American Institute for Medical and Biological Engineering (AIMBE) where he was recently inducted for contributions to developing and commercializing innovations in bioelectronic medicine. Dr. Morris is a member of the board of directors of Neuspera. Dr. Morris received an MBA from the Kellogg School of Management, a Masters and Ph.D. in Electrical Engineering from the University of Michigan and a Bachelor of Science in Electrical Engineering from Northwestern University. We believe Dr. Morris’s executive experience in the medical device industry and his experience in developing and successfully launching new medical device products qualifies him to serve on our board of directors.

Directors Continuing in Office Until the 2022 Annual Meeting

Amy Knapp has been a member of our board of directors since July 2016. Ms. Knapp brings 35 years of experience in healthcare, working for health plans and health insurance companies. Ms. Knapp is currently President, Markets for Bright Health, a privately-held provider of Medicare Advantage plans, which she joined in May, 2019, In July 2016, Ms. Knapp co-founded Indigo Inc., a start-up offering a whole person retirement planning service using sophisticating matching technology and the most recent science about the role of purpose in a healthy life. Since September 2016 she has served as consultant and advisor to the Chief Executive Officer of Zipongo, a digital nutrition platform based in San Francisco, working on developing Zipongo’s strategic partnership with Google. From April 2014 until January 2015, Ms. Knapp served as a consultant at Alere Health, Inc., a solution provider for wellness and prevention care management and specialized interventions designed to improve health outcomes, where she focused on developing product and revenue diversification strategies and executing partnerships. Since October 2013, Ms. Knapp has worked with the Google Food Innovation Lab, where she focuses on recruiting subject matter experts in healthcare finance, delivery and markets. Ms. Knapp has also served as a consultant to numerous companies since January 2013. From January 2010 to January 2012, Ms. Knapp served as an International Vice President to Jazz at Lincoln Center, a department of Lincoln Center for the Performing Arts. From November 1998 to July 2018, Ms. Knapp served as Regional Chief Executive Officer for United Healthcare’s Northeast and Southeast health plan operations as well as National President for United Healthcare’s middle market segment. Since 2008, Ms. Knapp has served on the boards of directors of Mt. Sinai Medical Center located in Miami Beach, Florida and Affinity Health Plan, a Medicaid health plan located in the Bronx, New York. Ms. Knapp holds a BA degree from Pomona College, Claremont, California and an MBA degree from the University of Southern California. We believe Ms. Knapp’s executive experience, management experience and substantive experience working with companies in the health industry provide the requisite qualifications, skills, perspectives and experience that make her well qualified to serve on our board of directors.

Directors Continuing in Office Until the 2023 Annual Meeting

Thomas F. Kirk has been a member of our board of directors since September 2014 and lead independent director since October 2016. Mr. Kirk has been the Chief Executive Officer, a member of the board of directors of American Surgical Professionals since June 2013 and in January 2018 he was voted Chairman. Mr. Kirk was the Chief Executive Officer of Hanger Orthopedic Group, Inc. from March 2008 until May 2012 and served as its Chief Operating Officer from January 2002 to February 2008. Mr. Kirk also served as a Director on Hanger’s Board from January 2002 to May 2014. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company that was retained by Hanger in 2001 to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full-service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker

Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he held several positions and most recently served as Senior Vice President and Chief Financial Officer for Rhone Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to October 1987, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this, he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing and an MBA degree in finance from the University of Pittsburgh. He also holds a BS degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer. We believe Mr. Kirk’s experience in leading management teams in finance, strategic planning and business development provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Paul R. Gudonis has been our Chairman of the board of directors since August 2016 and our Chief Executive Officer and a director of our company since July 2011. Mr. Gudonis was also appointed President in February 2017. He brings over 35 years of experience in launching new technology-based products and services to our company. His career spans the fields of software, telecommunications, internet services, and robotics. Prior to joining our company, Mr. Gudonis served as President at FIRST Robotics, or FIRST, from October 2005 until June 2010. Prior to his position at FIRST, Mr. Gudonis was the Chief Executive Officer of Centra Software, Inc., from August 2003 until April 2005. Mr. Gudonis was also the Chief Executive Officer of Genuity, Inc. from January 2000 until March 2003. He has also served as Chairman of the Massachusetts High Tech Council. Mr. Gudonis is a member of the Dean’s Advisory Council at his alma mater, Northwestern University’s McCormick School of Engineering, where he earned his degree in electrical engineering. At McCormick, he serves on advisory boards of the Biomedical Engineering Department and NUvention medical device innovation program. He also earned his MBA degree from Harvard University. We believe Mr. Gudonis’s academic and executive experience, engineering background and substantive experience in growing early stage ventures provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Executive Officers

The following presents our current executive officers and their respective ages and positions as of April 15, 2021:

Name	Age	Position
Paul R. Gudonis	67	President, Chief Executive Officer and Chairman of the Board of Directors
David A. Henry	59	Chief Financial Officer
Micah J. Mitchell	45	Chief Commercial Officer
Dr. Harry Kovelman	62	Chief Medical Officer
Clifford J. Conneighton	71	Chief Marketing Officer

See the section of this Proxy Statement captioned “—Directors Continuing in Office Until the 2023 Annual Meeting” for Mr. Gudonis’ biography.

David A. Henry has been our Chief Financial Officer since February 2019. Mr. Henry brings over 30 years of financial leadership and management experience in high technology manufacturing companies. From April 2004 to July 2007 he was Chief Financial Officer of AMI Semiconductor, a NASDAQ listed company. From July 2007 through June 2017, Mr. Henry was Chief Financial Officer of American Semiconductor Corporation, a NASDAQ listed company. From August 2017 until February 2019, he was Chief Financial Officer of Eos Energy Storage LLC, a privately-held company and manufacturer of grid-scale energy systems for utilities and renewable project developers. Mr. Henry is a Certified Public Accountant. He earned his MBA from Santa Clara University and his BS in Business Administration from the University of California, Berkeley.

Micah J. Mitchell has been our Chief Commercial Officer since July 2018. Prior to joining our company, from June 2016 to December 2018, Mr. Mitchell served as Vice President, N.A. Commercial Operations and

Business Development for Invacare Corporation (NYSE: IVC), a durable medical equipment manufacturer and distributor. From March 2015 to June 2016, he was a Regional Vice President for Numotion, a privately-held provider of individually configured, medically necessary mobility products and services. Micah was the Managing Member for Wheelchair Vans, LLC, a wheelchair accessible van rental and sales business, which he started in December of 2011 and ran until June 2015. From 2008 to 2012, he served as Director of Sales at Alliance Seating & Mobility, a privately-held custom wheelchair business. Micah is currently on the Board of Directors for Backbones, Inc, a 501(c)(3) nationwide social support group for those with spinal cord injuries. Mr. Mitchell has an MBA from the McCombs School of Business at the University of Texas at Austin and a BS in Economics from Baylor University.

Dr. Harry Kovelman joined us as Chief Medical Officer in November 2020. Dr. Kovelman brings 25 years of experience in medical devices and pharmaceuticals, including roles as Senior Vice President Medical Affairs for Helius Medical Technologies from April 2017 to October 2020 and Vice President, Medical Affairs for Pacira Pharmaceuticals from 2014-2017. He also held a senior executive role at Convatec from 2010 to 2014. He is the author of several papers on rehabilitation procedures and has presented at numerous professional conferences on various innovations in healthcare products and services. His responsibilities have included leading launch initiatives for innovative products, KOL development, creating scientific platforms, publication planning and working cross functionally with other parts of the organization to ensure the appropriate and compliant communication of scientific and clinical information to health care professionals, the payer community and patients for both educational and clinical purposes. Dr. Kovelman received his Doctor of Medicine degree through the fifth pathway program at University of Maryland, University Hospital in Baltimore Maryland. His undergraduate work was completed at University of Maryland with a Bachelor of Science degree in psychology.

Clifford J. Conneighton has been our Chief Marketing Officer since August 2017 and served as a marketing consultant to our company since January 2017. Prior to joining our company, since July 2014, Mr. Conneighton served as marketing consultant and interim Chief Marketing Officer for a variety of software and internet companies. From 2012 to 2014, he served as Chief Marketing Officer for Hybris, a privately-held enterprise software company which was acquired by SAP, Inc. From 2010 to 2012, Mr. Conneighton served as Chief Strategy Officer of Elastic Path Software, a privately-held enterprise software company. From 2008 to 2010, he served as a business strategy consultant to Oracle. From 2003 to 2008, he served as Chief Marketing Officer for ATG, a public enterprise software company which was acquired by Oracle. In 1997, Mr. Conneighton co-founded Icoms, a venture-funded cloud-based commerce service provider and served as its Chief Executive Officer until 2001. From 1995 to 1997, Mr. Conneighton served as Vice President of Marketing for BBN Planet, an internet services company. From 1992 to 1994, Mr. Conneighton served as Senior Director of Marketing for Lotus Notes at Lotus Development Corporation. From 1989 to 1992, Mr. Conneighton served as a Vice President and Service Director for Gartner, Inc., an IT advisory and consultancy firm. Previously, Mr. Conneighton spent 10 years in marketing and product management at Digital Equipment Corporation and 7 years in engineering and product management at Texas Instruments. He earned a BS and MS in Systems Engineering at Case Western Reserve University.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our board of directors held 4 regular meetings in 2020. During their respective terms of service, each director attended at least 75% of all meetings of the board of directors during 2020. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to try to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

A current copy of our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our website, which is located at www.myomo.com.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and, without prior approval, derivative transactions of our stock by our executive officers, directors and specified other employees and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors and specified other employees and their respective affiliates from borrowing against company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Independence of the Board of Directors

Our board of directors has determined that Messrs. Kirk and Crowley and Ms. Knapp satisfy the requirement for independence set out in Section 803 of the NYSE American rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In addition, in connection with Proposal 3 and his proposed election to our board of directors at the Annual Meeting, our board of directors has made the same determination with respect to Dr. Morris. In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE American rule referenced above. A majority of the members of our board of directors are independent under NYSE American rules.

Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates in connection with its evaluation of a director candidate, including through candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the board of directors’ selection as nominees for the board of directors and as candidates for appointment to the board of directors’ committees. The nominee shall have high standards of personal and professional ethics and integrity, shall have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, shall have skills that are complementary to those of the existing board of directors, shall have the ability to assist and support management and make significant contributions to the Company’s success and shall have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

In evaluating proposed director candidates, the nominating and corporate governance committee will consider, in addition to the minimum qualifications and other criteria for board of directors membership approved by the board of directors from time to time, the current size and composition of the Board and the needs of the board of directors and the respective committees of the board of directors, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like and any other factors that the nominating and corporate governance committee may consider appropriate. When the nominating and corporate governance committee considers diversity, it will consider diversity of experience, skills, viewpoints, race and gender, as it deems appropriate.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Corporate Secretary at

Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Securityholder and Interested Party Communications

The board of directors provides to every securityholder and interested party the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for securityholder and interested party communication. For a communication directed to the board of directors as a whole, securityholders and interested parties may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: Chairman of the Board of Directors.

For a communication directed to an individual director in his capacity as a member of the board of directors, securityholders and interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our board of directors believes that as Chief Executive Officer, Mr. Gudonis is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board based upon the board’s view of what is in the best interests of our company. Accordingly, the board of directors periodically reviews its leadership structure.

Our board of directors has appointed Mr. Kirk to serve as our lead independent director. As lead independent director, Mr. Kirk presides over meetings of our independent directors, serves as a liaison between our Chairman of the Board of Directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our chief financial officer provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our chief financial officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Risks Related to Compensation Policies and Practices

In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short- term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Board Committees

Our board of directors has established three standing committees–audit, compensation and nominating and corporate governance. We have appointed persons to the board of directors and committees of the board of directors as required to meet the corporate governance requirements of the NYSE American. The audit committee, compensation committee and nominating and corporate governance committee all operate under charters approved by our board of directors (copies of which can be found on our website by visiting www.myomo.com and clicking through “News & Investors” and “Corporate Governance”). During the fiscal year ended December 31, 2020, the audit committee met 7 times, the compensation committee met 5 times and the nominating and corporate governance committee met 4 times. During their respective terms of service, each director attended at least 75% of all meetings of the committees on which they then served, which were held during 2020.

Board and Committee Evaluations

The nominating and corporate governance committee oversees the regular Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their next meeting in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, and areas for possible improvement. The resulting information was compiled and summarized and then reviewed and discussed at a subsequent Board meeting. The nominating and corporate governance committee establishes the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Audit Committee

We have a separately designated standing audit committee of our board of directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently comprised of three of our independent directors: Thomas Kirk, Amy Knapp and Thomas Crowley. Ms. Knapp is the Chair of our audit committee. Our board of directors has determined that each of the members of our audit committee is “independent” within the meaning of the rules of the NYSE American and the SEC, including for audit committee purposes, and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE American. In addition, our board of directors has determined that Ms. Knapp is an “audit committee financial expert” as defined by the SEC. Our audit committee operates under a written charter. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal accounting function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal accounting staff, registered public accounting firm and management;

•	reviewing and approving or ratifying related party transactions; and

•	preparing the audit committee reports required by SEC rules.

Compensation Committee

The members of the compensation committee are Thomas Crowley, Thomas Kirk and Amy Knapp. Mr. Crowley is the Chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is “independent” within the meaning of the rules of the NYSE American. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter. The compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

•	review and assess the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

•	preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Thomas Kirk, Thomas Crowley and Amy Knapp. Mr. Kirk is the Chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of the NYSE American. Our nominating and corporate governance committee operates under a written charter. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending corporate governance principles to the board; and

•	overseeing periodic evaluations of board members.

Our board of directors may from time to time establish other committees.

Director Compensation

The following table presents the total compensation for each person who served as a member of our board of directors during the year ended December 31, 2020. Total compensation for Mr. Gudonis for services as an employee is presented in “Executive Compensation—Summary Compensation Table” above.

	Fees Earned or Paid in	Stock Awards
Name	Cash	($)(1)	Total ($)
Thomas A. Crowley, Jr.(2)	—	$55,000	$55,000
Thomas F. Kirk(3)	—	$55,000	$55,000
Amy Knapp(4)	—	$55,000	$55,000

(1)

Amounts reported in this column reflect the grant date fair value of stock awards granted to the directors in 2020, calculated in accordance with FASB ASC Topic 718. The assumptions used to value the restricted stock awards is based on the closing price of our common stock on the grant date of July 1, 2020 of $3.64 per share. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions.

(2)	As of December 31, 2020, Mr. Crowley held options to purchase 731 shares of common stock and 7,555 unvested restricted stock units.
(3)	As of December 31, 2020, Mr. Kirk held options to purchase 364 shares of common stock and 7,555 unvested restricted stock units.
(4)	As of December 31, 2020, Ms. Knapp held options to purchase 312 shares of common stock and 7,555 unvested restricted stock units.

We issued 15,110 RSU’s to each of our non-employee directors on July 1, 2020, which awards vest quarterly through June 9, 2021, subject to each such director’s continued service. Each of our non-employee directors are entitled to receive an annual cash retainer of $20,000, paid quarterly, and each of these directors is also eligible to receive an additional annual cash retainer of $5,000 for service as a committee chair. To preserve cash during the COVID-19 pandemic, the directors agreed to take their compensation entirely in restricted stock units.

PROPOSAL TWO RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Marcum LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2021, and we are asking you and other stockholders to ratify this appointment. Marcum LLP has audited our financial statements since 2015.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of Marcum LLP. A majority of the votes present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required in order to ratify the appointment of Marcum LLP. In the event that the required majority do not ratify this appointment of Marcum LLP, we will review our future appointment of Marcum LLP.

We expect that a representative of Marcum LLP will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Marcum LLP for audit, audit-related, tax and all other services rendered for 2020 and 2019:

Fee Category	2020	2019
Audit Fees	$335,007	$228,892
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$335,007	$228,892

Audit Fees. Audit fees consist of fees billed for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with registration statements. Included in the 2020 audit fees is aggregate fees of $127,720 related to the filing of a prospectus in February 2020 and the filing of amendments to our registration statement on Form S-1 during January and February 2020.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees”.

Tax Fees. Consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The audit committee pre-approves all services performed.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL THREE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK

Our certificate of incorporation currently authorizes the issuance of 100,000,000 shares of our common stock, par value $0.0001 per share, and 25,000,000 shares of our preferred stock, par value $0.0001 per share. After due consideration, our board of directors has determined that it is in the best interests of the Company and its stockholders to amend our certificate of incorporation to reduce the number of shares of our common stock that we are authorized to issue from 100,000,000 shares to 65,000,000 shares and the number of shares of our preferred stock that we are authorized to issue from 25,000,000 shares to 10,000,000 shares.

Current Capitalization

As of April 15, 2021, our capitalization was as follows:

•	5,604,036 shares of our common stock were issued and 5,604,009 shares were outstanding;

•	1,709,714 shares of common stock were reserved for issuance in connection with the exercise of warrants;

•	262,839 shares of common stock were reserved for issuance under our 2018 Stock Option and Incentive Plan;

•	27,237 shares of common stock were reserved for issuance upon the exercise of stock options;

•	273,321 shares were reserved for issuance upon the vesting of restricted stock units;

•	20 shares were reserved for issuance upon the vesting of restricted stock under our equity incentive plans; and

•	no shares of our preferred stock were issued or outstanding, and there are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.

Based on the above capitalization information, 94,395,964 shares of our currently authorized common stock and 25,000,000 shares of our currently authorized preferred stock remain unissued and unreserved and available for future issuance as of April 15, 2021.

Purpose of the Amendment

As described above, there are a significant number of authorized but unissued shares of our common stock and preferred stock relative to the number of shares outstanding.

We are mindful of the potential negative effects of a large number of authorized but unissued shares of our common stock. For instance, future issuances of common stock or securities convertible into common stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of common stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. Further, because the amount of a Delaware corporation’s franchise tax fees is based on the number of authorized shares of its capital stock, a larger number of authorized shares results in increased Delaware franchise tax obligations.

We believe that the number of shares of our common stock and preferred stock that are currently authorized, 125,000,000 shares, provides significantly more available shares than are necessary for our reasonably foreseeable future needs. As a result, the board of directors has approved and is recommending that our stockholders approve a reduction in the number of shares of our common stock that we are authorized to issue from 100,000,000 shares to 65,000,000 shares and our preferred stock that we are authorized to issue from 25,000,000 shares to 10,000,000 shares. The board of directors believes 65,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock will provide us with sufficient flexibility to issue shares of our common stock and preferred stock as needed for general corporate purposes for the foreseeable future. In addition, a reduction to the authorized shares of our common stock will have the immediate effect of reducing our Delaware franchise tax obligations by an estimated amount of $65,000 annually.

Potential Adverse Effects of the Amendment

Although our Board believes 65,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be incorrect and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares. The stockholder approval process can be and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any future proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

Procedure for Effecting the Amendment

If the proposed amendment is approved and adopted by our stockholders at the Annual Meeting, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation in substantially the form attached as Annex A to this Proxy Statement. Subject to the discretion of the board of directors, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK.

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the Board of Directors (the “Board”) of Myomo, Inc. (the “Company”). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the NYSE American. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. The Board has designated Ms. Knapp as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for 2020 and met with management, as well as with representatives of Marcum LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Marcum LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Marcum LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for 2020 be included in its Annual Report on Form 10-K for 2020.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee

Amy Knapp (Chairperson)

Thomas A. Crowley, Jr.

Thomas F. Kirk

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our shares of common stock that were beneficially owned on March 31, 2021 by: (1) each holder of more than 5% of our common stock; (2) each director; (3) each named executive officer; and (4) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within 60 days of March 31, 2021. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, the applicable percentage ownership is based on 5,604,009 shares of common stock outstanding as of March 31, 2021, including any shares that such person or persons has the right to acquire within 60 days of March 31, 2021 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Myomo, Inc., 137 Portland St., 4th Floor, Boston Massachusetts 02114.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Paul R. Gudonis(1)	34,014	*
David A. Henry(2)	8,314	*
Micah J. Mitchell(3)	2,010	*
Thomas A. Crowley, Jr.(4)	13,632	*
Thomas F. Kirk(5)	23,653	*
Amy Knapp(6)	13,213	*
Executive officers and directors as a group (9 persons)(7)	102,780	1.8%
Beneficial Owners of 5% of our Common Stock
AIGH Capital Management.(8)	433,569	7.7%
Triple Gate Partners, LP.(9)	329,985	5.9%

*	Represents beneficial ownership of less than one percent.
(1)

Consists of (i) 24,018 shares of common stock, (ii) 3,568 shares of common stock issuable upon the exercise of stock options, (iii) 95 shares of common stock issuable upon the exercise of warrants issued in conjunction with a subordinated convertible note, (iv) 333 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in 2017, and (v) 6,000 shares issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020 . This amount does not include 37,000 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within sixty days of March 31, 2021.

(2)

Consists of (i) 3,847 shares of common stock, (ii) 939 shares of common stock issuable upon the exercise of stock options, (iii) 28 shares of common upon to be issued in conjunction with vested restricted stock units, and (iv) 3,500 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020. This amount does not include 25,291 restricted stock units, which will not vest within 60 days of March 31, 2021 and 727 shares of common stock issuable upon the exercise of stock options, which are not exercisable within sixty days of March 31, 2021.

(3)

Consists of (i) 1,279 shares of common stock, (ii) 710 shares of common stock issuable upon the exercise of stock options, and (iii) 21 shares of common stock to be issued in conjunction with vested restricted stock units. This amount does not include 18,269 shares of common stock issuable upon the vesting restricted stock units, which will not vest within sixty days of March 31, 2021 and 290 shares of common stock issuable upon the exercise of stock options, which are not exercisable within sixty days of March 31, 2021.
(4)

Consists of (i) 12,901 shares of common stock, and (ii) 731 shares of common stock issuable upon the exercise of stock options. This amount does not include 3,777 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within sixty days of March 31, 2021.

(5)

Consists of (i) 19,456 shares of common stock, (ii) 364 shares of common stock issuable upon the exercise of stock options, (iii) 333 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in 2017, and (iv) 3,500 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020. This amount does not include 3,777 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within sixty days of March 31, 2021.

(6)

Consists of (i) 12,901 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options. This amount does not include 3,777 shares of common stock issuable upon the vesting of restricted stock units, which will not vest within sixty days of March 31, 2021.

(7)

Consists of (i) 80,493 shares of common stock, (ii) 8,477 shares of common stock issuable upon the exercise of stock options, (iii) 49 shares of common upon to be issued in conjunction with vested restricted stock units. (iv) 95 shares of Common Stock issuable upon the exercise of warrants issued in conjunction with a subordinated convertible note, (vi) 666 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in 2017 and (vi) 13,000 shares of common stock issuable upon the exercise of warrants issued in conjunction with our follow-on offering in February 2020. This amount does not include 146,390 restricted stock units, which do not vest within sixty days of March 31, 2021 and 6,017 shares of common stock issuable upon the exercise of stock options, which are not exercisable within sixty days of March 31, 2021.

(8)	Based on a Schedule 13G/A filing dated December 31, 2020.
(9)	Based on a Schedule 13G filing dated August 10, 2020.

EXECUTIVE COMPENSATION

Our named executive officers for 2020 are:

•	Paul R. Gudonis;

•	David A. Henry; and

•	Micah J. Mitchell.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(5)	Total ($)
Paul R. Gudonis,	2020	240,000	24,000	(3)	127,400	—	174,510	1,200	567,110
Chief Executive Officer	2019	240,000			133,800	—	65,506	4,750	444,056
David A. Henry	2020	214,994			91,000	—	159,154	1,200	466,348
Chief Financial Officer
	2019	181,918	25,000	(4)	26,800	39,637	63,261	4,000	340,617
Micah J. Mitchell,	2020	179,998			63,700	—	140,616	—	384,314
Chief Commercial Officer	2019	179,998			35,992	—	70,653	—	286,643

(1)

Amounts reflect the aggregate grant date fair value of restricted stock units, restricted stock and stock options awarded to the named executive officer in the year ended December 31, 2020 and 2019, as applicable, using the Black-Scholes option-pricing model in the case of stock options in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards.

(2)	Represents cash bonuses paid to the named executive officers with respect to performance in 2020 and 2019.
(3)	Represents a cash bonus paid to Mr. Gudonis in conjunction with the completion of our follow-on equity offering in February 2020.
(4)	Represents a cash signing bonus paid to Mr. Henry upon his start date on February 18, 2019.
(5)	Consists of payments paid by us for a parking pass.

Narrative Disclosure to Summary Compensation Table

Our compensation committee reviews compensation annually for all employees, including our executives. In setting executive base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short -and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

Our compensation committee is responsible for determining the compensation for all our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives. We also review the compensation practices for other publicly traded companies in similar industries and of similar market capitalization. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer.

Base Salary

Each named executive officer’s base salary noted above is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience.

Annual Performance Bonuses

Our annual performance bonus program is intended to reward our named executive officers for meeting objective or subjective individual and/or company-wide performance goals for a fiscal year.

Long Term Equity Incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Employment Agreements

Paul R. Gudonis:

On April 22, 2021, we entered into a renewed employment agreement with Mr. Gudonis, which we refer to as the Gudonis Agreement, pursuant to which Mr. Gudonis agreed to continue serving us as our Chief Executive Officer. Mr. Gudonis’ base salary under the Gudonis Agreement is $240,000, which will be increased to $247,200 effective July 1, 2021. During the term, Mr. Gudonis is eligible to receive an annual bonus of up to 75% of his base salary, with the actual amount to be determined by the board of directors and the compensation committee based upon Mr. Gudonis and us meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the board of directors.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at will, for a three (3) year term expiring on December 31, 2023 that may be renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing. In the case of termination without cause, then we are required to pay to Mr. Gudonis (i) his base salary for twelve months plus his board approved annual incentive bonus for the year, to be paid at the usual time bonuses are paid, (ii) if Mr. Gudonis was participating in our group health plan immediately prior to the date of termination and he elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, health continuation, then we are required to pay to Mr. Gudonis a monthly cash payment for twelve (12) months or Mr. Gudonis’ COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Gudonis if he had remained employed by us, and (iii) all stock options and other stock-based awards held by Mr. Gudonis which would have vested if employment had continued for twelve (12) additional months will vest and become exercisable or non-forfeitable. The payment by us of Mr. Gudonis’ base salary may be made either by a lump sum or in equal installments. Additionally, if such termination without cause occurs within 12 months after the occurrence of a change in control, then notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination.

David A. Henry:

On April 22, 2021, we entered into a renewed employment agreement with Mr. Henry, which we refer to as the Henry Agreement, pursuant to which Mr. Henry agreed to continue to serve us as Chief Financial Officer. Mr. Henry’s annual base salary under the Henry Agreement is $215,000, which will be increased to $221,500 effective July 1, 2021. This base salary shall be determined annually by our Chief Executive Officer. During the term, which is for two years with an automatic one-year renewal, Mr. Henry is eligible to receive cash incentive compensation as determined annually by the Chief Executive Officer and the board of directors. Mr. Henry’s target annual incentive compensation is 75% of his base salary, as determined annually by the Chief Executive Officer and the compensation committee.

As set forth in the Henry Agreement, Mr. Henry’s employment is at will, with no specific end date, though in the case of termination without cause then (i) we are required to pay Mr. Henry an amount equal to 75% of the sum of the base salary plus his board approved annual incentive bonus for the year (excluding any signing bonuses), (ii) all stock options and other stock-based awards held by Mr. Henry which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for nine (9) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Henry is terminated without cause within the 12 months following a change in control, then, in lieu of the prior payments referenced, (i) we are required to pay Mr. Henry an amount equal to 100% of the sum of his base salary plus his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Henry become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for twelve (12) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.

Micah J. Mitchell:

On April 22, 2021, we entered into a renewed employment agreement with Mr. Mitchell, which we refer to as the Mitchell Agreement, pursuant to which Mr. Mitchell agreed to continue to serve us as our Chief Commercial Officer. Mr. Mitchell’s annual base salary under the Mitchell Agreement is $180,000, which will be increased to $185,400 effective July 1, 2021. This base salary shall be determined annually by the Chief Executive Officer and our compensation committee. During the term, which is initially for two years with an automatic one-year renewal, Mr. Mitchell is eligible to receive target cash incentive compensation of 80% of his base salary as determined annually by the Chief Executive Officer and the compensation committee.

As set forth in the Mitchell Agreement, Mr. Mitchell’s employment is at will, with no specific end date, though in the case of termination without cause then (i) we are required to pay Mr. Mitchell an amount equal to 50% of the sum of the base salary plus his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Mitchell which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Mitchell was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Mitchell a monthly cash payment for six months or Mr. Mitchell’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Mitchell if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Mitchell is terminated without cause within the 12 months following a change in control, then, in lieu of the prior payments referenced, we are required to pay Mr. Mitchell an amount equal to 75% of the sum of his base salary plus the board approved annual incentive bonus for the year, ii) all stock options and other stock-based awards held by Mr. Mitchell will vest and become exercisable or non-forfeitable, (iii) if Mr. Mitchell was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Mitchell a monthly cash payment for six (6) months or Mr. Mitchell’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Mitchell if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.

Equity Compensation Plan Information

Outstanding Equity Awards at Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2020:

		Option Awards					Stock Awards
Name	Grant Dates	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Prices	Option Expiration Dates	Number of Shares, or Units of Stock that Have Not Vested		Market Value of Shares, or Units of Stock that Have Not Vested(7)	Number of Unearned Performance Based Shares that Have Not Vested	Market Value of Unearned Performance Based Shares that Have Not Vested
Paul R. Gudonis	3/18/2015	694	—		$0.048	3/18/2025
	6/29/2016	208			$31.488	6/29/2026
	1/2/2018	2,666			$109.50	1/2/2028
	10/18/2019						2,000	(2)	$13,640
	7/1/2020						35,000	(3)	$235,550
David A. Henry	2/18/2019						361	(4)	$2,430
	2/19/2019	764	902	(1)	$40.20	2/19/2029
	7/1/2020						25,000	(3)	$168,250
Micah Mitchell	7/9/2018	605	395	(1)	$79.20	7/9/2028	145	(5)	$976
	6/5/2019						666	(6)	$4,482
	7/1/2020						17,500	(3)	$117,775

(1)	The options vest 25% on the one-year anniversary of the grant date, and the remainder vest in equal monthly installments over the 36-month period thereafter following the grant date.
(2)	Performance-based stock award, which was earned upon the achievement of three separate performance goals. Unvested portion of the award vests on September 25, 2021.
(3)	RSU’s vest 50% on the first anniversary of the grant date and thereafter in equal annual installments over two years.

(4)	RSU’s vest 25% on the first anniversary of the grant date and thereafter in equal monthly installments over three years.
(5)	RSU’s vest 25% on the first anniversary of the grant date and thereafter in equal quarterly installments over three years.
(6)	RSU’s vest in their entirety on June 5, 2021
(7)

The market value is calculated by multiplying $6.73, the closing price of a share of our common stock on the last trading day of 2020 (December 31, 2020) as reported on NYSE American, by the number of unvested units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2019, to which we were a party or will be a party, including in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written policy that requires all transactions between us and any director, director nominee, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K under the Securities Act) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

All of the transactions described below that occurred prior to our initial public offering were entered into prior to the adoption of this written policy but each was approved by our board of directors. Prior to our board of directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our board of directors, and the transaction was not approved by our board of directors unless a majority of the directors approved the transaction.

GRE Arrangement

We sell our products to GRE, an orthotics and prosthetics practice whose ownership includes Jonathan Naft, who was an executive officer of our company until his departure from such position in March 2021. We sell to GRE at standard list prices. Sales to GRE during the fiscal years ended December 31, 2020 and 2019 were approximately $175,900 and $51,700, respectively. Amounts due from GRE as of December 31, 2020 and 2019 were approximately $44,900 and $25,900, respectively.

We also obtain consulting and fabrication services from GRE. Charges for these services during the years ended December 31, 2020 and 2019 amounted to approximately $457,200 and $490,500, respectively. Included in accounts payable and accrued expenses as of December 31, 2020 and 2019 is approximately $29,600 and $47,400, respectively due to GRE.

Indemnification Agreements

We have agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

TRANSACTION OF OTHER BUSINESS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Corporate Secretary at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2021. Such proposals must be delivered to our Corporate Secretary at Myomo, Inc., 137 Portland St., 4th Floor, Boston, MA 02114.

Annex A

Second Certificate of Amendment

to the

Eighth Amended and Restated

Certificate of Incorporation

Myomo, Inc., a corporation organized and existing under virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

1)	The name of the corporation is Myomo, Inc. (the “Corporation”).

2)	The Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 8, 2017.

3)	The Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 30, 2020.

4)

Pursuant to and in accordance with Section 242 of the DGCL, this Second Certificate of Amendment hereby further amends the provisions of the Eighth Amended and Restated Certificate of Incorporation of the Corporation as follows:

a.	Section 1 of Article IV is hereby amended and restated to read in its entirety as follows:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 75,000,000, of which 10,000,000 shares of the par value of $0.0001 shall be designated Preferred Stock and 65,000,000 shares of the par value of $0.0001 shall be designated Common Stock.”

5)

This Second Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation was duly proposed and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the affirmative vote of the holders of a majority of the Corporation’s outstanding stock entitled to vote thereon.

5)	This Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this [●] day of [●], 2021.

By:
Paul R. Gudonis, Chief Executive Officer

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
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• Cast your vote online
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P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
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MYOMO INC
Annual Meeting of Stockholders
For Stockholders as of record on April 15, 2021

TIME:	Wednesday, June 09, 2021 09:00 AM, Local Time

PLACE:	Annual Meeting to be held live via the internet - please visit

www.proxydocs.com/MYO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul Gudonis and David Henry, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MYOMO INC which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MYOMO INC

Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

BOARD OF DIRECTORS
PROPOSAL		YOUR VOTE		RECOMMENDS

1. To elect two Class I directors named below to hold office until the 2024 Annual Meeting of Stockholders.
	FOR	WITHHOLD
1.01 Thomas A. Crowley	☐	☐		FOR

1.02 Milton M. Morris	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

3. To approve an amendment to the Company’s Articles of Incorporation to reduce the shares available for issuance.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date